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                                                                     Exhibit 11



                            STATEMENT RE COMPUTATION
                             OF PER SHARE EARNINGS



                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                          -------------------------
                                                                             1999           1998
                                                                          ----------    -----------
Numerator:
  Net income for basic and diluted earnings per share                     $  458,000    $   303,000
                                                                          ----------    -----------

Denominator:
  Denominator for basic earnings per common share - weighted-average shares
                                                                           3,977,189      3,954,196

  Effect of dilutive securities:
    Employee stock options                                                     2,310             --
                                                                          ----------    -----------

  Denominator for diluted earnings per common share - weighted-average shares
                                                                           3,979,499      3,954,196
                                                                          ==========    ===========


Basic earnings per common share                                           $     0.12    $      0.08
                                                                          ==========    ===========

Diluted earnings per common share                                         $     0.12    $      0.08
                                                                          ==========    ===========



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